EXHIBIT 10.2


                         SUBORDINATED PROMISSORY NOTE


$5,000,000.00                                             December 14, 2007


SECTION 1. Payment Obligation. CalAmp Corp., a Delaware corporation (the "Company"), for value received, hereby promises to pay to the order of EchoStar Technologies Corporation, a Texas corporation (the "Holder"), in lawful money of the United States, the principal sum of $5,000,000.00 upon the terms and conditions set forth herein. Payment of the principal of this Subordinated Note will be made in currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

SECTION 2. Definitions. As used herein, the following terms shall be deemed to have the meanings set forth below:

"Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C.
Section 101, et seq.).

"Bankruptcy Event" means:

(a) the Company (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

(b) (i) any involuntary Insolvency Proceeding is commenced or filed against the Company, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's assets or properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar person for itself or a substantial portion of its assets, property or business.

"Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

"Change of Control" means the acquisition by any "person" or "group" (as such terms are used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) at any time of beneficial ownership of 50% or more of the outstanding capital stock or other equity interests of the Company on a fully diluted basis.

"Credit Agreement" shall mean the Credit Agreement, dated as of May 26, 2006, as amended from time to time, by and among the Company, the guarantors from time to time party thereto, the lenders from time to time party thereto and Bank of Montreal, as Administrative Agent.

"Insolvency Proceeding" means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other governmental agency or authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in either case undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

"Person" means any person, corporation, general or limited partnership, joint venture, trust, limited liability company, association or other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

"Product" has the meaning set forth in the Settlement Agreement.

"Senior Creditors" shall mean the collective reference to the lenders party to the Credit Agreement.

"Senior Agent" shall mean Bank of Montreal, in its capacity as agent for the Senior Creditors.

"Settlement Agreement" means the Settlement Agreement dated as of the date hereof, by and between the Company and the Holder, as may be amended from time to time.

"Superior Indebtedness" shall mean the principal amount of any and all indebtedness, obligations and liabilities of the Company or any guarantor under the Credit Agreement arising under or in relation to the Credit Agreement, including without limitation all liabilities of the Company under any notes issued pursuant to the Credit Agreement, in respect of any letters of credit issued thereunder and any liabilities of the Company or any guarantor thereof under the Loan Documents (as defined in the Credit Agreement), all as the same may from time to time be amended or modified.

"Subordinated Indebtedness" shall mean the principal amount of this Subordinated Note from time to time outstanding and unpaid.

"Subordinated Note" means this subordinated promissory note issued by the Company.

SECTION 3.  Payments.

(a) Principal shall be due and payable from time to time within 5 Business Days after receipt by the Company of payment by the Holder for each unit of Product purchased, at a rate of $5.00 of principal per unit of Product, subject to a maximum of 1,000,000 units of Product. For the purposes of this Section 3(a), "Product" shall include new products that are introduced by CalAmp after the date hereof that have a value greater than $25 per unit of product.

(b) Upon the occurrence of a Bankruptcy Event or a Change of Control, the entire principal balance of this Subordinated Note shall immediately become due and payable without any action on the part of the Holder.

(c) Notwithstanding anything to the contrary herein, other than as permitted by clause (e) of this Section 3, no payment or prepayment of principal on this Subordinated Note may be made, directly or indirectly (whether in cash, securities or other property), if a Default or Event of Default (as each such term is defined in the Credit Agreement) shall have occurred and be continuing or would result therefrom.

(d) The outstanding principal amount of this Subordinated Note shall not bear interest.

(e) Notwithstanding any other provision herein or in any other document executed in connection with the Settlement Agreement, the Holder shall have the absolute right to setoff or recoup against any amounts due and payable under this Subordinated Note pursuant to its terms.

SECTION 4.  Subordination.

(a) Other than as permitted by Section 3, so long as any Superior Indebtedness shall remain outstanding and unpaid or any of the commitments remain outstanding, no prepayment of principal shall be made by the Company or accepted by the Holder on Subordinated Indebtedness except with the prior written consent of the Required Lenders (as defined in the Credit Agreement), and the Holder will take no steps, whether by suit or otherwise, to compel or enforce the collection of Subordinated Indebtedness.

(b) In the event of any distribution, dividend, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of the Company or of the proceeds thereof to the creditors thereof or upon any indebtedness of the Company, occurring by reason of a Bankruptcy Event, no dividend, distribution or application shall be made, and the Holder shall not be entitled to receive or retain any such dividend, distribution or application on or in respect of principal of or interest on Subordinated Indebtedness, unless and until all principal of and interest on Superior Indebtedness then outstanding shall have been paid and satisfied in full and in cash, all letters of credit issued pursuant to the Credit Agreement shall have expired and all commitments to extend further credit under the Credit Agreement have terminated, and in any such event any such dividend, distribution or application otherwise payable in respect of Subordinated Indebtedness shall be paid to the Senior Agent and applied to repay Superior Indebtedness until such Superior Indebtedness has been fully paid and satisfied or secured with cash in the case of Superior Indebtedness consisting of contingent liabilities.

(c) The Senior Creditors and the Senior Agent need not at any time give the Holder notice of any kind of the creation or existence of any Superior Indebtedness, nor of the amount or terms thereof, all such notice requirements being hereby expressly waived by the Holder. Also, the Senior Creditors and the Senior Agent may at any time and from time to time, without the consent of or notice to the Holder, without incurring responsibility to the Holder and without impairing or releasing the obligation of the Holder hereunder (i) renew, refund, increase or extend the maturity of any Superior Indebtedness, or any part thereof, or otherwise revise, amend or alter the terms and conditions thereof or of the Loan Documents, (ii) sell, exchange, release or otherwise deal with any property by whomever at any time pledged, mortgaged or otherwise hypothecated or subjected to a lien to secure any Superior Indebtedness and (iii) exercise or refrain from exercising any rights against the Company and any guarantor of the Superior Indebtedness.

(d) The Senior Creditors shall be deemed third party beneficiaries of the subordination provisions herein contained but the Senior Agent shall have the exclusive right to enforce the terms, conditions and provisions hereof on behalf of the Senior Creditors. No provisions of this Section 4 may be amended, modified or waived except by a written agreement and signed by the Holder, the Required Lenders and the Senior Agent.

(e) The Company agrees that it shall not incur, create, issue, assume guarantee or otherwise become liable for any indebtedness that is senior in right of payment to the obligations due hereunder other than (i) Superior Indebtedness and (ii) purchase money debt or capital lease obligations in existence as of the date hereof.

SECTION 5.  Miscellaneous.

(a) The Company and any endorsers of this Subordinated Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand, and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

(b) THIS SUBORDINATED NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(c) Any provision of this Subordinated Note that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(d) The covenants, terms and conditions hereof shall bind the heirs, successors and assigns of the Company and shall inure to the benefit of the successors and assigns of the Holder. The Company may not assign or transfer any interest hereunder without the prior written consent of the Holder. Without requiring the consent of the Company, the Holder may assign to one or more other entities all or a portion of its rights and obligations under this Subordinated Note.

(e) Subject to the provisions of Section 4(d), no amendment, supplement, waiver or other modification to this Subordinated Note shall be effective without the prior written consent of the Company and the Holder.

(f) Each of the Company and the Holder confirms that this Subordinated Note, together with the Settlement Agreement and the transactions provided for therein, constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

(g) This Subordinated Note may be executed on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.


IN WITNESS WHEREOF, the undersigned has executed this Subordinated Note effective as of the date first above written.

CALAMP CORP.,
a Delaware corporation

By:  /s/ Fred Sturm
     ________________________
      Name:  Fred Sturm
      Title: CEO



Acknowledged and Agreed:

ECHOSTAR TECHNOLOGIES CORPORATION,
a Texas corporation

By:   Charles W. Ergen
     ___________________________
      Name:  Charles W. Ergen
      Title: Chairman & CEO






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